                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
CenturyTel, Inc.:

    We consent to the use of our report dated February 26, 1999, on CenturyTel's Alaska Properties as of and for the year ended December 31, 1998 included herein and to the references to our firm under the heading "Experts" in this registration statement and related prospectus.

                                          KPMG LLP

Shreveport, Louisiana
July 6, 1999